Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors


                  We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Omnibus Incentive Plan of Apropos Technology, Inc. of our report dated February 26, 2001, with respect to the consolidated financial statements and schedule of Apropos Technology, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                              /S/ ERNST & YOUNG LLP

Chicago, Illinois
May 31, 2001